                                                                   Exhibit 10.15

                          MASTER FF&E LEASE AGREEMENT



                                  DATED AS OF

                            ________________, 199__



                                    BETWEEN



                          [NON-CONTROLLED SUBSIDIARY]
                                    (LESSOR)


                                      AND


           [_______________________________________________________]
                                    (LESSEE)

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1 AGREEMENT FOR LEASE OF EQUIPMENT....................................1
ARTICLE 2 ACCEPTANCE OF EQUIPMENT.............................................2
ARTICLE 3 DISCLAIMER OF WARRANTIES............................................2
ARTICLE 4 BASE TERM...........................................................3
ARTICLE 5 RENT................................................................3
ARTICLE 6 LESSEE'S REPRESENTATIONS AND WARRANTIES.............................5
ARTICLE 7 IDENTIFICATION MARKS................................................7
ARTICLE 8 FEES AND TAXES......................................................7
ARTICLE 9 GENERAL INDEMNITY...................................................9
ARTICLE 10 USE OF EQUIPMENT; LOCATION; LIENS..................................10
ARTICLE 11 MAINTENANCE AND REPAIRS; ADDITIONS TO EQUIPMENT....................12
ARTICLE 12 LOSS, DAMAGE OR DESTRUCTION OF EQUIPMENT...........................13
ARTICLE 13 REPORTS; INSPECTIONS...............................................15
ARTICLE 14 INSURANCE..........................................................15
ARTICLE 15 RETURN OF EQUIPMENT................................................16
ARTICLE 16 LESSOR'S OWNERSHIP; EQUIPMENT TO BE AND REMAIN PERSONAL PROPERTY...19
ARTICLE 17 OTHER COVENANTS....................................................20
ARTICLE 18 EVENTS OF DEFAULT..................................................20
ARTICLE 19 ASSIGNMENT AND TRANSFER BY LESSOR..................................24
ARTICLE 20 RECORDING AND FILING; EXPENSES.....................................26
ARTICLE 21 OPTION TO RENEW....................................................26
ARTICLE 22 QUIET ENJOYMENT....................................................27
ARTICLE 23 FAILURE OR INDULGENCE NOT WAIVER; ADDITIONAL RIGHTS OF LESSOR......27
ARTICLE 24 NO SUBLEASE OR ASSIGNMENT..........................................27
ARTICLE 25 PURCHASE OPTIONS...................................................28
ARTICLE 26 MISCELLANEOUS......................................................29
ARTICLE 27 DEFINITIONS........................................................33

                          MASTER FF&E LEASE AGREEMENT
                          ---------------------------

          THIS MASTER FF&E LEASE AGREEMENT (this "Master Agreement") is entered into this _____ day of ____________, 199__, by and between ________________________ (hereinafter called "Lessee"), a Delaware limited liability company, having its principal office at ____________________________________ ___________________________________ and
[NON-CONTROLLED SUBSIDIARY] (hereinafter called "Lessor"), a Delaware corporation with its principal office at
____________________________________________________________________________.

                                  WITNESSETH:

          WHEREAS, Lessee is the tenant under the Hotel Lease with HMC Owner (this and other capitalized terms used and not otherwise defined herein having the meanings ascribed to such terms in Article 27);

          WHEREAS, Lessor has acquired ownership of the Equipment;

          WHEREAS, Lessor wishes to lease the Equipment to Lessee and Lessee wishes to lease the Equipment from Lessor, all subject to and upon the terms and conditions herein set forth;

          WHEREAS, Lessee is leasing the Equipment in connection with its entering into the Hotel Lease with HMC Owner; [AND]

          WHEREAS, as a condition to entering into this Master Agreement, Lessor and HMC Owner have entered into the Hotel Owner Agreement [; AND]

          [WHEREAS, as a condition to entering into this Master Agreement, Lessor, Hotel Owner and Facility Mortgagee have entered into the NS Multiparty Agreement].

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

                                   ARTICLE 1
                        AGREEMENT FOR LEASE OF EQUIPMENT

          Lessor shall lease to Lessee and Lessee shall lease from Lessor, upon the terms and conditions specified in this Master Agreement and the applicable Rental Schedule, the items of personal property (collectively, the "Equipment," and individually, an "Item") described in the applicable Rental Schedule including

Schedule A of such Rental Schedule and this Master Agreement.  Each
Rental Schedule shall incorporate the terms of this Master Agreement and shall constitute a separate and independent lease and contractual obligation of Lessee (the term "this Lease" shall refer collectively to the applicable Rental Schedule and this Master Agreement). Only the signed copy of each Rental Schedule and not this Master Agreement shall constitute chattel paper, the possession of which can perfect a security interest. In the event of a conflict between the provisions of this Master Agreement and the provisions of any Rental Schedule, the provisions of the Rental Schedule shall prevail.

                                   ARTICLE 2
                            ACCEPTANCE OF EQUIPMENT

          By executing the applicable Rental Schedule, Lessee acknowledges acceptance of the Equipment by Lessee under this Lease, as of the date of such Rental Schedule.

                                   ARTICLE 3
                            DISCLAIMER OF WARRANTIES

          EXCEPT AS EXPRESSLY PROVIDED IN THIS ARTICLE 3, LESSOR HAS NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, FITNESS FOR USE, FITNESS FOR A PARTICULAR PURPOSE OR TITLE OF THE EQUIPMENT (OR ANY PART THEREOF) OR AS TO COMPLIANCE WITH SPECIFICATIONS, COMPLIANCE WITH GOVERNMENTAL REGULATIONS, QUALITY, SELECTION, INSTALLATION, SUITABILITY, PERFORMANCE, CONDITION, DESIGN, ABSENCE OF DEFECTS, OPERATION OR NON-INFRINGEMENT OF PATENT, COPYRIGHT, TRADEMARK OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THE EQUIPMENT (OR ANY PART THEREOF). LESSEE SHALL LEASE THE EQUIPMENT "AS IS, WHERE IS". LESSOR HEREBY DISCLAIMS ANY AND ALL WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, OTHER THAN THE EXPRESS REPRESENTATIONS AND WARRANTIES OF LESSOR SET FORTH BELOW IN THIS ARTICLE 3. Without limiting the generality of the foregoing, Lessor shall have no liability to Lessee for any claim, loss or damage of any kind or nature whatsoever, nor shall there be any abatement of Rent for any reason for claims arising out of or in connection with (i) the deficiency or inadequacy of the Equipment for any purpose, whether or not known or disclosed to Lessor, (ii) any deficiency or defect in the Equipment, (iii) the use or performance of the Equipment or (iv) any loss of business or other consequential loss or damage, whether or not resulting from any of the foregoing. The provisions of this Article have been negotiated and are intended to be a complete exclusion and negation of any representations or warranties by Lessor, express or implied, with respect to the Equipment that may arise pursuant to any law now or hereafter in effect, or otherwise, except as otherwise expressly provided below. Notwithstanding the foregoing, Lessor represents and warrants that as of the Lease Commencement Date for this Lease: (i) Lessor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and is qualified and in good standing to do business wherever necessary to carry on its present business and operations; (ii) Lessor has full power and authority to enter into this Lease and any other instruments and documents executed by Lessor in connection herewith and to perform its obligations under this Lease and any of such other instruments and documents; (iii) each of this Lease and such instruments and documents has been duly authorized, executed and delivered by Lessor and each constitutes the legal, valid and binding obligation of Lessor enforceable in accordance with its terms; and (vi) Lessor has good title to the Equipment free and clear of all Lessor Liens [but subject to the Facility Mortgagee Lien]. For the term of this Lease, but only so long as no Event of Default shall have occurred and be continuing hereunder, Lessor assigns to Lessee (to the extent Lessor has the right and power to assign), and Lessee may have the benefit of, any and all Manufacturer's warranties, service agreements and indemnities, if any, with respect to the Equipment; provided, however, that Lessee's sole remedy for the breach of any such warranty, indemnification or service agreement shall be against the Manufacturer of the Equipment and not against Lessor, nor shall any such breach have any effect whatsoever on the rights and obligations of Lessor or Lessee with respect to this Lease. Lessor shall cooperate with Lessee where reasonably necessary to enable the Lessee to enforce such warranty, indemnification or service agreements.

                                   ARTICLE 4
                                   BASE TERM

          The Base Term for each Item shall commence on the Lease Commencement Date provided for by the Rental Schedule for such Item, and unless sooner terminated pursuant to the provisions of this Lease, shall be for the number of Accounting Periods set forth in such Rental Schedule, plus the number of days remaining in any partial Accounting Period if the Lease Commencement Date occurs on other than the first day of an Accounting Period.

                                   ARTICLE 5
                                      RENT

          5.1  Basic Rent.  Lessee shall pay to Lessor in lawful money of the
               ----------
United States of America which shall be legal tender for the payment of public and private debts, as rent for the Equipment during the Lease Term, the amounts provided for in the Rental Schedule ("Basic Rent") for such Equipment on the dates designated therein ("Payment Dates"), at the account of Lessor set forth therein, or at such other account or to such other person or entity as Lessor, from time to time, may designate. All payments to Lessor shall be made by wire transfer of immediately available federal funds or by other means reasonably acceptable to Lessor in its sole discretion.

          5.2  Additional Rent.  Lessee shall also pay to Lessor, upon notice by
               ---------------
Lessor to Lessee that payment is due, any sums other than for Basic Rent that Lessee at any time shall be required to pay Lessor pursuant to the provisions of this Lease, together with every additional charge, interest and cost provided for hereunder which may be added for non-payment or late payment of any such sums or of Basic Rent. All such sums shall be additional rent ("Additional Rent") and Lessor shall provide Lessee with notification as to the amount of any Additional Rent. If Lessee shall fail to pay any Additional Rent, Lessor shall have all rights, powers and remedies with respect thereto as are provided herein or by law in the case of non-payment of Basic Rent.

          5.3  Late Payments.  With respect to any payment of Basic Rent or
               -------------
Additional Rent not received by Lessor on its due date hereunder, Lessee shall pay to Lessor as Additional Rent a late charge (to the extent permitted by law) computed at the Default Interest Rate on the amount of such payment from the due date thereof until payment is received by Lessor.

          5.4  Time is of the Essence.  LESSEE AGREES THAT TIME IS OF THE
               ----------------------
ESSENCE TO LESSOR IN LESSEE'S MAKING PAYMENTS OF BASIC RENT AND ADDITIONAL RENT WHEN SUCH PAYMENTS BECOME DUE.

          5.5  No Set-Off, Etc.  This Lease is a net lease and, notwithstanding
               ---------------
any other provisions of this Lease, it is the intent of the parties that Basic Rent and Additional Rent shall be paid without notice, demand, counterclaim, set-off, deduction or defense and without abatement, suspension, deferment, diminution or reduction. Lessee shall perform all its obligations under this Lease at its sole cost and expense. Except to the extent otherwise expressly specified herein, the obligations and liabilities of Lessee hereunder shall in no way be released, discharged or otherwise affected for any reason, including, without limitation: (i) any defect in the condition, quality or fitness for use of the Equipment, any Item or any part thereof; (ii) any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of the Equipment, any Item or any part thereof; (iii) any restriction, prevention or curtailment of or interference with any use of the Equipment, any Item or any part thereof; (iv) any defect in title or rights to the Equipment or any Item or any lien on such title or rights or on the Equipment or any Item;
(v) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of Lessor; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to Lessee or any action taken with respect to this Lease by any trustee or receiver of Lessee or by any court, in any such proceeding; (vii) any claim that Lessee has or might have against any Person, including without limitation Lessor; (viii) any failure on the part of Lessor to perform or comply with any of the terms hereof; or (ix) any invalidity, unenforceability or disaffirmance of this Lease or any provision hereof against or by Lessee. To the extent permitted by law, Lessee waives all rights now or hereafter conferred by statute or otherwise to quit, terminate, cancel, rescind or surrender this Lease, or to any diminution or reduction of Basic Rent or Additional Rent payable by Lessee hereunder. Nothing in this
Article 5 shall be construed to prevent Lessee, after complying with this
Article 5, from pursuing any claim it may have against Lessor (including any claim for breach by Lessor of any obligation hereunder) or any other Person in such court of law or otherwise as Lessee may deem appropriate.

                                   ARTICLE 6
                    LESSEE'S REPRESENTATIONS AND WARRANTIES

          Lessee represents and warrants that as of the date that Lessee signs this Master Agreement and as of each Lease Commencement Date pursuant to a Rental Schedule hereunder:

               (i) Lessee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and is qualified and in good standing to do business wherever necessary to carry on its present business and operations;

               (ii) Lessee has full power and authority to enter into this Lease and the other instruments and documents executed by Lessee in connection herewith (together with this Lease, the "Transactional Documents") and to pay and perform its obligations under this Lease and the other Transactional Documents;

               (iii) each of this Lease and the other Transactional Documents has been duly authorized, executed and delivered by Lessee, and each constitutes the valid, legal and binding obligation of Lessee enforceable in accordance with its terms;

               (iv) no vote or consent of, or notice to, the holders of any class of membership interest of Lessee is required, or if required, such vote or consent has been obtained or given, to authorize the execution, delivery and performance of this Lease and the other Transactional Documents by Lessee;

               (v) neither the execution and delivery by Lessee of this Lease or the other Transactional Documents, nor the consummation by Lessee of the transactions contemplated hereby or thereby, nor compliance by Lessee with the provisions hereof or thereof, conflicts with or results in a breach of any of the provisions of any certificate of formation or limited liability company agreement of Lessee, or of any applicable law, judgment, order, writ, injunction, decree, award, rule or regulation of any court, administrative agency or other governmental authority, or of any indenture, mortgage, deed of trust, other agreement or instrument of any nature to which Lessee is a party or by which it or its property is bound or affected or pursuant to which it is constituted, or constitutes a default under any thereof or will result in the creation of any Lien upon any of the Equipment, other than the interests therein of Lessor or any Assignee or a Permitted Lien, or upon any other right or property of Lessee or will in any manner materially and adversely affect Lessor's or any Assignee's right, title and interest in any of the Equipment;

               (vi) no consent, approval, withholding of objection or other authorization of or by any court, administrative agency, other governmental authority or any other Person is required, except such consents, approvals or other authorizations which have been duly obtained and are in full force and effect;

               (vii) there are no actions, suits or proceedings pending, or, to the knowledge of Lessee, threatened, in any court or before any administrative agency or other governmental authority against or affecting Lessee, which, if adversely decided, would or could, individually or in the aggregate, materially and adversely affect the financial or other condition, business, operations, properties, assets or prospects of Lessee or the ability of Lessee to perform any of its obligations under this Lease or under the other Transactional Documents, except for any such actions, suits or proceedings that Lessee has described in writing to Lessor;

               (viii) no Default or Event of Default exists or is continuing;
          and

               (ix) Lessee possesses any and all material authorizations, certifications and licenses which are or may be required to use and operate the Equipment.

                                   ARTICLE 7
                              IDENTIFICATION MARKS

          To the extent requested by Lessor or if required by applicable law, Lessee shall affix to the Equipment at Lessee's expense signs, labels, or other forms of notice to disclose Lessor's ownership of, and the interest of any Assignee in, the Equipment. Lessee shall keep and maintain such signs, labels or other forms of notice affixed to the Equipment throughout the Lease Term. Lessor may furnish such signs, labels or other forms of notice to Lessee.
Except as otherwise directed by Lessor, Lessee shall not allow the name of any person other than Lessor or the brand name of the Hotel to be placed on any part of the Equipment as a designation that might reasonably be interpreted as a claim of ownership.

                                   ARTICLE 8
                                 FEES AND TAXES

          8.1  General Tax Indemnity.  Lessee agrees to pay promptly when due,
               ---------------------
and to indemnify and hold Lessor and Assignee harmless from, all license, title, registration and recording fees whatsoever, all taxes including, without limitation, sales, use, franchise, personal property, excise, import, export and stamp taxes and customs duties, and all charges together with any penalties, fines or interest thereon (collectively, "Taxes") which are assessed, levied or imposed by any governmental or taxing authority against Lessor or Assignee with respect to any or all of the Equipment or any Item or the purchase, acquisition, ownership, construction, installation, shipment, delivery, lease, possession, use, maintenance, condition, operation, control, return or other disposition thereof or the rents, receipts or earnings arising therefrom which accrue or are payable with respect to the Equipment or any Item or this Lease or which are assessed, are based on a valuation date, or are due during or with respect to the Lease Term or any subsequent period until the Equipment has been returned to Lessor pursuant to the provisions of this Lease or until the Equipment has been purchased by Lessee pursuant to any purchase option provisions of this Lease, excluding, however, any Taxes imposed on or measured by Lessor's gross or net income or on Lessor's franchises, capital, net worth, alternative minimum taxable income or items of tax preference and interest, penalties or other charges in respect thereof (collectively "Income Taxes") arising in connection with the general operation of Lessor's business. In the event any Taxes payable by Lessee pursuant to the preceding sentence are paid by Lessor, or if Lessor is required to collect or pay all or any part thereof, Lessee shall reimburse Lessor therefor (plus any penalties, fines or interest thereon, but only to the extent that such penalties, fines or interest are imposed as a result of Lessee's delinquency) promptly upon demand. Lessee shall file and pay any personal property taxes levied or assessed on the Equipment or any Item directly to the levying authority. Upon Lessor's written request, Lessee shall submit to Lessor reasonably satisfactory evidence of payment by Lessee of any or all amounts for which Lessee is required to make payment or to indemnify Lessor hereunder that are paid by Lessee, and of the filing of any and all reports, returns and other documentation required in connection with any such payment. In the event Lessor elects to pay the personal property taxes directly to a levying authority, Lessor shall submit to Lessee a copy of its personal property tax return and its receipt for the full amount of such personal property taxes so paid by Lessor. All of the obligations of Lessee under this Article shall continue in full force and effect notwithstanding any expiration, termination, rescission or cancellation of this Lease with respect to Taxes (other than Income Taxes) attributable to the Term of this Lease. Lessee acknowledges that Lessor may not be exempt from the payment of any of the amounts referred to herein, even though Lessee might have been exempt therefrom if it were the owner or purchaser of the Equipment or Item, and Lessee agrees that this Article shall apply, and the amounts due from it hereunder shall be due, whether or not Lessee might itself have otherwise been exempt from any such payments. Subject to the foregoing, Lessee shall have the right to contest in good faith any such Taxes levied or imposed by any governmental or taxing authority, provided that Lessee shall have given Lessor not less than ten (10) days prior written notice of its intention to contest and full particulars of the proposed contest, if in the reasonable opinion of Lessor the proposed contest will not risk the forfeiture or loss of the Equipment, and Lessee either shall have paid the Taxes or provided for a bond or other security so that none of the Equipment will be subject to seizure, confiscation or forfeiture. Lessor agrees that it shall cooperate with Lessee in the pursuit of any such contest.

          8.2  Exclusions from General Tax Indemnity.  The indemnity provided
               -------------------------------------
for in Section 8.1 above shall not extend or apply to any of the following:

               (a) Income Taxes imposed on Lessor.

               (b) Tax imposed on or with respect to Lessor resulting from any assignment or transfer of any interest in the Equipment other than a transfer pursuant to the exercise of remedies while an Event of Default shall have occurred and be continuing.

               (c) Tax imposed on or with respect to Lessor resulting from Lessor's gross negligence or willful misconduct.

               (d) Any Tax attributable to the Equipment that is imposed with respect to any period after the expiration of the Term and the return of possession of the Equipment to Lessor.

               (e) Any Tax imposed on or with respect to a Transferee to the extent that such Tax would not have been imposed on or with respect to Lessor.

               (f) Any Tax imposed on, resulting from or otherwise attributable to a Lessor Lien.

          8.3  Lessor's Tax Benefits.  Lessee acknowledges that Lessor shall be
               ---------------------
entitled to claim all tax benefits, credits and deductions related to the Equipment for federal income tax purposes including, without limitation: (i) deductions on Lessor's cost of the Equipment for each of its tax years during the Lease Term under any method of depreciation or other cost recovery formula permitted by the Internal Revenue Code of 1986, as amended (hereinafter called the "Code"), and (ii) interest deductions as permitted by the Code on the aggregate interest paid to any Assignee (hereinafter collectively "Lessor's Tax Benefits"). Lessee agrees to take no action inconsistent (including the voluntary substitution of Equipment) with the foregoing or which would result in the loss, disallowance, recapture or unavailability to Lessor of Lessor's Tax Benefits. Lessee hereby indemnifies Lessor and its Assignee(s) from and against
(a) any loss, disallowance, unavailability or recapture of Lessor's Tax Benefits resulting from any action or failure to act of Lessee, including replacement of the Equipment, plus (b) all interest, penalties, costs (including attorney fees) or additions to tax resulting from such loss, disallowance, unavailability or recapture.

                                   ARTICLE 9
                               GENERAL INDEMNITY

          9.1  Indemnity.  Lessee shall indemnify on an after-tax basis Lessor
               ---------
and any Assignee and their respective officers, directors, employees, agents and servants (each, an "Indemnified Person"), against, and agrees to defend, protect, save and keep them harmless from, any and all liabilities, obligations, losses, damages, fines, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable attorneys' fees and expenses and costs for customs, completion, performance and appeal bonds, of whatsoever kind and nature (each, a "Claim"), imposed on or incurred by or assessed against Lessor and/or any Assignee, in any way relating to or arising out of (i) the failure of Lessee to provide or obtain any certificates, documents, consents, authorizations, clearances, licenses, permits or instruments required hereunder or under any of the other Transactional Documents, or (ii) the design, manufacture, construction, installation, delivery, testing, ownership, lease, possession, use, maintenance, operation, control, movement, import, export, shipment, condition, or return of the Equipment or any Item. Notwithstanding the foregoing, Lessee shall not be required to indemnify any Indemnified Person for any Claim to the extent such Claim (i) arises out of or results from the gross negligence or willful misconduct of such Indemnified Person; (ii) arises out of or relates to the breach by such Indemnified Person of any provision of any Transactional Documents; (iii) arises out of or results from any facts, circumstances or events occurring, in the case of any Item subject to this Lease, after the later of (1) the termination of this Lease with respect to such Item, or (2) the return of such Item in accordance with the terms of this Lease; (iv) arises out of or results from a Lessor Lien; or (v) is a Tax (in which case the terms of Article 8 shall apply).

          9.2   Survival.  The obligations of Lessee under this Article shall
                --------
survive the payment of all known obligations under this Lease and any expiration, termination, rescission or cancellation of this Lease, and are expressly made for the benefit of and shall be enforceable by each Indemnified Person, its successors and assigns.

                                   ARTICLE 10
                       USE OF EQUIPMENT; LOCATION; LIENS

          10.1  Compliance with Law; Compliance with Manufacturer's Procedures.
                --------------------------------------------------------------
During the Lease Term, Lessee warrants and agrees that the Equipment and each Item shall be used and operated and otherwise be in compliance with any established operating procedures therefor of any Manufacturer and all applicable statutes, regulations and orders of any governmental body. Lessee shall bear and pay all costs of such compliance. Lessee shall not permit the Equipment or any Item to be used or maintained in any manner or condition that would violate, or could reasonably be expected to result in the termination of, the insurance policies carried by Lessee pursuant to the provisions of this Lease on insurance, or in any manner or condition or for any purpose for which, in the opinion of any Manufacturer, the Equipment is not designed or suited.

          10.2  Removal of Equipment.  Lessee agrees that without Lessor's prior
                --------------------
written consent, it will not remove any Item from the location specified in the Rental Schedule for such Equipment.

          10.3  No Liens.  During the Lease Term and until the Item has been
                --------
returned to Lessor pursuant to the provisions of this Lease or until the Item is purchased by Lessee pursuant to any purchase option provisions of this Lease, Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien on any Item or on Lessor's or any Assignee's title thereto or interest therein, except for Permitted Liens. Lessee, at its own expense, will promptly take such action as may be necessary to keep the Item free and clear of, and to duly discharge, any Lien except for Permitted Liens.

          10.4  Licenses and Permits.  Lessee agrees to procure and maintain (or
                --------------------
cause to be procured and maintained) in effect all licenses, certificates, permits and other approvals and consents required by applicable federal, state and local laws and regulations in connection with Lessee's possession, use, operation and maintenance of the Equipment.

          10.5  Perfection of Security Interests.  Lessee has no interest in the
                --------------------------------
Equipment except as expressly set forth in this Lease, and that interest is a lease-hold interest. Lessor and Lessee agree, and Lessee represents for the benefit of Lessor and its Assignee(s) that this Lease is intended to be a "finance lease" and not a "lease intended as security" as those terms are used in the Uniform Commercial Code; and that this Lease is intended to be a "true lease" as the term is commonly used under the Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as from time to time amended. Lessee shall cooperate fully with Lessor or any Assignee to perfect and record their respective interests in connection with the Transactional Documents including, without limitation, the execution, delivery and filing of financing statements. If Lessee fails to execute any financing statements requested by Lessor within ten (10) days after written request therefor, Lessee authorizes Lessor to file financing statements that are signed only by Lessor or that are signed for Lessee by Lessor in any jurisdiction when permitted by law or local authority, and Lessee grants to Lessor power of attorney to act as Lessee's attorney-in-fact to sign Lessee's name on such financing statements as "Debtor."

          [10.6  Subordination.  This Lease, and any and all rights of Lessee
                 -------------
hereunder, are and shall be subject and subordinate to any Facility Mortgagee Lien and all renewals, extensions, modifications, consolidations and replacements thereof, and to each and every advance made or hereafter to be made under any Facility Mortgage. This section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Lessee shall promptly execute, acknowledge and deliver any instrument that Lessor, HMC Owner, the holder of any such Facility Mortgage or the trustee or beneficiary of any deed of trust or any of their respective successors in interest may reasonably request to evidence such subordination. Lessee shall not unreasonably withhold its consent to any amendment to this Lease reasonably required by such lender, provided that such amendment does not
(i) increase Lessee's rental obligations or other financial obligations hereunder, or (ii) have a material adverse effect upon Lessee's rights hereunder, or (iii) materially increase Lessee's non-economic obligations hereunder, or (iv) decrease Lessor's obligations hereunder. Lessor and Lessee acknowledge that the Equipment was acquired by Lessor and leased to Lessee subject to the Facility Mortgagee Lien.

          The Facility Mortgagee Lien and any other Lien to which this Lease is, at the time referred to, subject and subordinate, is herein called a "Superior Lien"; and the Facility Mortgagee and any other holder, trustee or beneficiary of a Superior Lien is herein called "Superior Mortgagee". Lessee shall have no obligations under any Superior Lien other than those expressly set forth in this Section 10.6.

          Notwithstanding the obligations of Lessee hereunder, no Superior Mortgagee shall have an obligation to provide a non-disturbance agreement to Lessee. Any Superior Mortgagee shall have the right to terminate this Lease upon the foreclosure, deed in lieu of foreclosure or exercise of the power of sale with respect to the Hotel (a "Repossession Event"). Lessee agrees upon a Repossession Event to surrender possession of the Equipment upon written demand therefor by Superior Mortgagee. Nothing in this Section 10.6 shall be construed to limit the rights of Lessor or Lessee as against HMC Owner or Host O.P. under the NS Multiparty Agreement or any other agreement between any of such parties if Lessee's right to possess the Equipment hereunder is terminated because of a Repossession Event.

          Notwithstanding anything to the contrary contained herein, the sole and exclusive remedy against Lessee upon a Repossession Event shall be to require Lessee to surrender possession of the Equipment at the Hotel in the condition required by Section 15.2 (the remaining provisions of Article 15 shall not be applicable to such a Repossession Event). Upon such surrender of possession, Lessee's obligations hereunder shall terminate with respect to the Equipment; provided, however, that Lessee's obligations to pay Additional Rent
           --------  -------
with respect to any Default or Event of Default or other event (including acts or omissions) arising prior to the date of termination of this Lease shall continue.]

                                   ARTICLE 11
                MAINTENANCE AND REPAIRS; ADDITIONS TO EQUIPMENT

          11.1  Maintenance and Repairs.  Lessee shall, for the entire Lease
                -----------------------
Term, at no cost to Lessor, maintain, or cause to be maintained, all of the Equipment in good working order, repair, appearance and condition, and make all required adjustments, replacements and repairs (collectively, "maintenance and repairs"), all of which shall become the property of Lessor. Such maintenance and repairs shall include, but not be limited to, all recommended or advised by a Manufacturer; all required or advised by applicable governmental agencies or regulatory bodies and all commonly performed by prudent business and/or professional practice.

          11.2  Modifications.  Lessee shall not modify, except in connection
                -------------
with performing its obligations under Section 11.1, the Equipment without the prior written consent of Lessor, such consent not to be unreasonably withheld. Any replacements, substitutions, additions, attachments, accessions, parts, fittings, accessories, modifications, enhancements, maintenance and repairs and other upgrades to the Equipment whenever made shall be considered accessions to the Equipment and shall automatically become the property of Lessor and title thereto shall, without further act, vest in Lessor.

          11.3  Supplemental Data; Software.  All instruction manuals, published
                ---------------------------
statements of capabilities and technical specifications, service, maintenance and repair records, installation, qualification, certification and calibration reports, usage logs, and printed material relating to the Equipment shall be deemed part of the Equipment. Computer programs, programming codes, operating systems, data processing instructions, series of instructions or statements which are machine readable, and any like symbols or signals usable by an electronic data processing system ("Software") that are installed or entered in the Equipment as of the Lease Commencement Date and any modifications, changes, enhancements or improvements thereto installed or entered thereafter (collectively, "Lessor Software") shall become a part of the Equipment.
Whenever Lessee acquires software licenses from other parties with respect to the Software, such licenses shall automatically and without further action by Lessee be assigned to Lessor and become through assignment a part of the Equipment transferable to any future user of the Equipment for use with the Equipment. Lessee reserves the right, upon a return of the Equipment, to remove Software owned or licensed by Lessee which is not Lessor Software.

                                   ARTICLE 12
                    LOSS, DAMAGE OR DESTRUCTION OF EQUIPMENT

          12.1  Risk of Loss.  Lessee shall bear all risks of damage to, taking
                ------------
of, theft, loss or destruction of, each Item commencing as of the Lease Commencement Date for such Item and continuing throughout the Lease Term and until such Item has been returned to Lessor or purchased by Lessee pursuant to any purchase option provisions of this Lease. Except as otherwise herein expressly provided, no damage to, taking of or theft, loss or destruction of any Item shall impair any obligation of Lessee to Lessor under this Lease, including, without limitation, the obligation to pay Basic Rent.

          12.2  Notice of Loss.  In the event that any Item shall become damaged
                --------------
from any cause whatsoever, Lessee agrees to promptly notify Lessor in writing of such fact, fully informing Lessor of the details thereof. If any Item is damaged, Lessee shall, at no cost to Lessor, place the same in good repair, condition and working order, unless such Item, in the opinion of Lessor, is irreparably damaged, in which case the provisions of this Lease with respect to a Casualty Occurrence shall apply. In the event that an Item has been damaged, but not irreparably, if no Default or Event of Default has occurred and is continuing hereunder, upon receipt by Lessor of evidence, reasonably satisfactory to Lessor, that such repair or restoration has been completed, and an invoice therefor, Lessor shall release to Lessee or its supplier the proceeds of any insurance received by Lessor as a result of such damage for the purpose of reimbursing Lessee for the costs of repairing or restoring such Item.

          12.3  Casualty Occurrences.  In the event that any Item shall become
                --------------------
lost, stolen, destroyed or irreparably damaged from any cause whatsoever, or if any Item or Lessor's title thereto shall be requisitioned or seized by any governmental authority (each such occurrence being herein called a "Casualty Occurrence") during the Lease Term and until such Item has been returned to Lessor pursuant to the provisions of this Lease or until such Item is purchased by Lessee pursuant to any purchase option provisions of this Lease, Lessee shall promptly notify Lessor in writing of such fact, fully informing Lessor of all details of the Casualty Occurrence in question. Lessee shall, within fifteen
(15) days following the Casualty Occurrence, make an election to either pay Lessor in cash the "Stipulated Loss Value" as set forth in the Table of Stipulated Loss Values attached to the Rental Schedule pursuant to which such
Item is leased hereunder, calculated as of the date of the Casualty Occurrence, or replace the same. If Lessee elects to make the payment of Stipulated Loss Value, this payment shall be made within thirty (30) days following the Casualty Occurrence, together with the Basic Rent accrued and unpaid with respect to such Item as of the date of the Casualty Occurrence, plus all Additional Rent or amounts owing with respect to such Item on such date of payment. If Lessee elects to replace such Item, Lessee shall, within thirty (30) days following the Casualty Occurrence, replace the same (or cause it to be replaced) with "like property" having the same value and operating capabilities and remaining useful life at least equal to the replaced Item prior to the date of such Casualty Occurrence, which property shall thereupon become subject to this Lease with title thereto in Lessor[, and subject to the Facility Mortgagee Lien in accordance with the NS Multiparty Agreement].

          12.4  Termination Upon Payment of Stipulated Loss Value.  Upon the
                -------------------------------------------------
payment of the Stipulated Loss Value of the Item in question in accordance with the terms of this Article, and the payment of all accrued and unpaid Basic Rent and Additional Rent and any other sums then due hereunder, this Lease shall terminate with respect to the Item suffering the Casualty Occurrence and all Lessor's right, title and interest in and to such Item shall pass to Lessee, [subject to the Facility Mortgagee Lien, and] "as is" and "where is", without any representation or warranty by, or recourse to, Lessor, except as to the absence of Lessor Liens, as evidenced by a duly executed bill of sale naming Lessor as the seller and Lessee as the buyer.

          12.5  Insurance Proceeds.  Provided that no Default or Event of
                ------------------
Default has occurred and is continuing, any insurance proceeds received as the result of a Casualty Occurrence with respect to any or all Items shall be applied

(i) if Lessee has elected to pay Stipulated Loss Value, then in reduction of Lessee's obligation to pay the Stipulated Loss Value for such Item if not already paid by Lessee to Lessor, or, if already paid by Lessee, to the reimbursement of Lessee therefor, and (ii) if Lessee has elected to replace the Equipment, then upon receipt of evidence, reasonably satisfactory to Lessor, that such replacement has been completed, including an invoice therefor, to Lessee or its supplier for the cost of replacement. The balance of the insurance proceeds, if any, shall be paid to Lessee.

                                   ARTICLE 13
                              REPORTS; INSPECTIONS

          Lessee will cause to be furnished to Lessor, if requested, from time-to-time a statement showing the condition and such other information regarding the Equipment as Lessor may reasonably request. Lessor and any Assignee shall have the right, upon reasonable notice to Lessee, to inspect the Equipment during normal business hours including Lessee's records with respect to the Equipment and to copy such records. Any inspection by Lessor or any Assignee shall not be deemed to be approval or acknowledgment by Lessor or such Assignee of the safety, freedom from defects, performance or compliance with specifications or governmental requirements of the Equipment or of the conformity of the Equipment to the requirements or warranties of this Lease, and the disclaimers set forth in the provisions of this Master Agreement on disclaimer of warranties shall apply to any such inspection.

                                   ARTICLE 14
                                   INSURANCE

          During the Lease Term and until all Equipment has been returned to Lessor pursuant to the provisions of this Lease or until the Equipment is purchased by Lessee pursuant to any purchase option provisions of this Lease, Lessee shall, at no cost to Lessor, procure and maintain (or cause to be procured and maintained) with reputable insurers reasonably acceptable to Lessor
(i) insurance on all of the Equipment in an amount not less than the Stipulated Loss Value of all of the Equipment insuring against all risks of loss or damage to the Equipment, and (ii) comprehensive general liability and property damage insurance having policy limits as to claims with respect to the Equipment of at least One Million Dollars ($1,000,000) per occurrence, Two Million Dollars ($2,000,000) aggregate per location, provided that such limits shall be modified to conform to any required underlying statutory coverage, and umbrella coverage shall be provided having limits of One Hundred Million Dollars ($100,000,000) per occurrence and in the aggregate, and attaching in excess of policy limits as to general liability, where applicable, insuring Lessor and any Assignees, as their interests may appear, against liability for death, bodily injury and property damage arising out of or resulting from the design, construction, manufacture, ownership, use, operation, lease or maintenance of, or otherwise in connection with, the Equipment. On the policies referred to in clause (i), such insurance shall name Lessor (and any Assignees) as the sole loss payee so that (and Lessor and Lessee hereby agree that) the insurance proceeds payable under such policies will be payable and paid solely to Lessor (and to any Assignees). On the policies referred to in clause (ii), such insurance will name Lessor (and any Assignees) as an additional insured as its interests may appear. All such policies shall provide that they may not be invalidated against Lessor (or any Assignees) because of any violation of a condition or a breach of warranty of the policies or application therefor by Lessee, that they may not be altered or canceled except after thirty (30) days prior written notice to Lessor, and that Lessor and any Assignee have the right but not the obligation to pay the premiums with respect to coverage required by this Lease in order to continue such insurance in effect or to obtain like coverage. Under the policies of insurance required to be maintained by Lessee pursuant to this Master Agreement, Lessee agrees to waive any right of subrogation and to cause the insurance carrier to waive any right of subrogation in each instance as such right may exist against Lessor or any Assignee and for any and all loss or damage to the Equipment. Lessor is hereby appointed Lessee's attorney-in-fact to endorse any check or draft which may be payable to Lessee in order to collect the proceeds of such insurance if Lessee fails to endorse any such check or draft within seven (7) days after written request therefor. Lessee shall deliver to Lessor, prior to the beginning of the Lease Term with respect to any of the Equipment and at such other time or times as Lessor may reasonably request, a certificate or other evidence reasonably satisfactory to Lessor of the maintenance of such insurance. Lessor shall be under no duty to examine such policies, certificates or other evidence of insurance or to advise Lessee in the event that its insurance is not in compliance with this Lease. In the event of failure on the part of Lessee to provide such insurance, Lessor may, at its option, but without obligation, provide such insurance and add the amount of the premiums to the rents due hereunder, and Lessee shall, upon Lessor's demand, pay the same as Additional Rent.

                                   ARTICLE 15
                              RETURN OF EQUIPMENT

          15.1  Return Fee; Manner of Return.  At the end of the Lease Term for
                ----------------------------
any Equipment, except for Equipment being purchased by Lessee pursuant to
Article 25, Lessee shall pay to Lessor a return fee in an amount equal to one
(1) Accounting Period payment of Basic Rent at the last prevailing rate during the Lease Term for Basic Rent and, at its sole expense, shall forthwith return possession of such Equipment without omissions to Lessor by:

                 (i) properly preparing, crating and/or assembling such Equipment (in accordance with the Manufacturer's instructions if such instructions exist) for shipment by common carrier with all containers and pieces labeled with model, part and unit numbers and descriptions; and

                 (ii) shipping such Equipment by common carrier, with insurance and freight prepaid, to a place designated by Lessor within a two thousand (2,000) mile radius of the Hotel; provided, however, that
                                                     --------  -------
          Lessor may designate a place of return which is beyond such two thousand (2,000) mile radius if Lessor shall pay the additional shipping charges attributable to distances in excess of such two thousand (2,000) miles.

The insurance required by clause (ii) above shall provide that in the event of loss such insurance shall pay Lessor in cash directly an amount (the "Insured Amount") equal to the greater of (A) the full replacement value of such Equipment and (B) the "Stipulated Loss Value" as set forth in the Exhibit to the Rental Schedule calculated as of the Payment Date next preceding the date of loss; provided, however, that if insurance in the Insured Amount is not then
      --------  -------
commercially available, Lessee shall procure insurance in the highest amount then commercially available and shall be liable to Lessor upon an event of loss for the amount, if any, by which insurance proceeds paid to Lessor are less than the Insured Amount. Lessee acknowledges that "full replacement value" may exceed Fair Market Value.

          15.2  Condition of Equipment.  When the Equipment is returned to
                ----------------------
Lessor it shall be in compliance with the provisions of Article 11 and shall be
(i) in the same condition, repair and appearance as on the Lease Commencement Date, ordinary wear and tear excepted; (ii) in fully operational condition;
(iii) capable of being installed and operated in the normal course by another user; (iv) free of Lessee's markings or labelings; and (v) free and clear of all Liens, except Lessor Liens [and the Facility Mortgagee Lien].

          15.3  Inspection; Compliance.  Lessor reserves the right, upon
                ----------------------
reasonable notice during normal business hours, to inspect the Equipment within thirty (30) days of its return to verify compliance with the provisions of this Master Agreement on condition of the Equipment on return. Should there be less than full compliance, Lessor at its option may (i) perform or cause to be performed through service organizations of its own choosing such maintenance and repairs, including upgrades, replacements and other services, as it deems necessary to effect such compliance, (ii) require Lessee to perform or cause to be performed such maintenance and repairs, including upgrades, replacements and other services, as Lessor deems necessary to effect such compliance and/or (iii) reasonably estimate the costs to effect such compliance. Lessee shall pay to Lessor the costs for performance of (i) or (ii) above, or the estimated costs under (iii) above, in any such case including the costs of the inspection(s). If maintenance and repairs, including upgrades, replacements and other services, are necessary to place any of the Items under any Rental Schedule in the condition required by this Lease, Lessee shall continue to pay to Lessor Additional Rent each Accounting Period at the last prevailing rate during the Lease Term for Basic Rent on the Items under such Rental Schedule for the period of delay until all such required maintenance and repairs can be performed, or for the period of time reasonably necessary to accomplish such maintenance and repairs. For any such period that applies, Lessee shall continue to provide the insurance required during the Lease Term. However, Lessor's acceptance of such rent and provisions of insurance during such period shall not constitute a renewal of the Lease Term, a waiver of Lessor's right to prompt return of such Equipment in the condition required by this Section, or a waiver of Lessor's right to possession of such Equipment.

          15.4  Missing Equipment.  Should the inspection reveal any Items to be
                -----------------
missing, Lessee shall be responsible for paying to Lessor promptly the greater of the Stipulated Loss Value or the Fair Market Value of such Items computed as of the last Payment Date prior to the end of the Lease Term, plus the amount of any impairment of the Fair Market Value of the remaining Items due to the absence of such missing Items.

          15.5  Extension of Lease Term Based on Failure to Return Equipment.
                ------------------------------------------------------------
In the event that Lessee fails to return any Items when required, at the election of Lessor effected by notice to Lessee, the Lease Term for such Items shall be extended on an Accounting Period-to-Accounting Period basis on the same terms as previously in effect, except that Lessee shall pay to Lessor, at the beginning of each Accounting Period, Basic Rent for such Accounting Period for such Items at the last prevailing rate during the unextended Lease Term, until such Items have been returned to Lessor pursuant to the provisions of this Lease. Notwithstanding any Accounting Period-to-Accounting Period continuance of this Lease, Lessor may resort to any remedies available to it under this Lease, at law or in equity, to recover such Equipment at any time following the end of such extended Lease Term.

          15.6  Notice of Return.  Not less than one hundred twenty (120) days
                ----------------
prior to expiration of the Lease Term under any Rental Schedule, if Lessee has not given notice of the exercise of any renewal or purchase with respect to the Equipment then subject to such Rental Schedule, Lessee shall give Lessor notice that Lessee shall be returning the Equipment forthwith upon the expiration of the Lease Term.

                                   ARTICLE 16
        LESSOR'S OWNERSHIP; EQUIPMENT TO BE AND REMAIN PERSONAL PROPERTY

          16.1  Title.  Lessee acknowledges and agrees that it does not have,
                -----
and by execution of this Lease and/or payments and performance hereunder it shall not have or obtain, any title to any Items, nor any property right or interest, legal or equitable, therein, except its rights as Lessee hereunder.

          16.2  Equipment to Remain Personal Property.  All of the Equipment
                -------------------------------------
shall be and remain personal property notwithstanding the manner in which the Equipment may be attached or affixed to realty. Upon the expiration, cancellation or termination of the Lease Term for any or all of the Equipment, Lessee shall have the obligation, and Lessor shall have the right, to remove, or cause the removal of, such Equipment from the premises where the same is then located, for return to Lessor pursuant to the provisions of this Master Agreement on return of Equipment and, if applicable, on Events of Default, whether or not any of the Equipment is affixed or attached to realty or to any building. In the exercise of its rights, Lessor shall not be liable for any damage to the realty or any such building or other real or personal property occasioned by any removal of the Equipment by Lessee or Lessor or the agents of Lessee or Lessor, except to the extent caused by the gross negligence or willful misconduct of Lessor or the agents of Lessor.

          16.3  Failure to Return Equipment.  If Lessee is unable to return, or
                ---------------------------
is prevented from returning, any of the Equipment to Lessor upon the expiration, cancellation or termination of the Lease Term as required under the provisions of this Master Agreement on return of Equipment for any reason whatsoever (excluding as a result of the assertion of a Permitted Lien), including, but not limited to, the assertion by any third party (other than the holder of any Permitted Liens) of any claim against such Equipment, or of any right with respect thereto, whether or not resulting from the manner in which such Equipment is affixed or attached to, or installed in, the realty or any building(s) thereon or any other personal or real property, for all purposes of this Lease such Equipment shall be deemed to have been the subject of a Casualty Occurrence. Thereupon, Lessee shall pay to Lessor the amounts provided for by the provisions of this Master Agreement on loss, damage or destruction of Equipment, with respect to such Equipment, at the time, in the manner, and with the consequences provided by such provisions.

                                   ARTICLE 17
                                OTHER COVENANTS

          17.1  Estoppel Certificates.  At any time and from time to time, upon
                ---------------------
not less than ten (10) Business Days prior Notice by either party, the non-requesting party shall furnish to the requesting party, or a designee thereof, an Officer's Certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which the Basic Rent has been paid, that to the knowledge of the certifying party, no Default or an Event of Default has occurred and is continuing or, if a Default or an Event of Default shall exist, specifying in reasonable detail the nature thereof and the steps being taken to remedy the same, and such additional information as the requesting party may reasonably request. Any such certificate furnished pursuant to this Section 17.1 may be relied upon by the requesting party, its lender, any Assignee and any prospective purchaser or mortgagee of the Equipment or the Hotel.

          17.2  Financial Statements.  Lessee shall promptly furnish to Lessor
                --------------------
or Assignee, within forty (40) days after the end of the filing thereof by CCC, all reports filed by CCC on Form 10-K and Form 10-Q with the Securities and Exchange Commission.

          17.3  Notice of Address Change.  Lessee shall give Lessor notice of
                ------------------------
any change in the address of the executive office or principal place of business of Lessee not less than fifteen (15) days prior to the change.

                                   ARTICLE 18
                               EVENTS OF DEFAULT

          The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

                 (a) Lessee fails (i) to make any payment of the Basic Rent payable hereunder when due and such failure continues for a period of ten (10) days after the date due, or (ii) to make any required payments of Additional Rent within ten (10) days following Notice from Lessor that such payment is due and owing and unpaid;

                 (b) Lessee fails to maintain or to cause to be maintained the insurance coverages that are required under Article 14;

                 (c) any representation or warranty by Lessee made in this Master Agreement or in any other Transactional Document or certificate furnished to Lessor in connection with this Lease or pursuant hereto shall at any time prove to be incorrect in any material respect;

                 (d) Lessee shall make or permit any unauthorized assignment or transfer of this Master Agreement or any Rental Schedule to this Master Agreement or of any of Lessee's rights and obligations hereunder or thereunder, or Lessee shall make or permit any unauthorized sublease or transfer of any Equipment or the possession of any Equipment;

                 (e) Lessee defaults in the due observance or performance of any of the terms, covenants or agreements contained herein to be performed or observed by it (other than as specified in clauses (a) through (d) above), and, in either case, such default continues for a period of thirty (30) days after Notice thereof from Lessor to Lessee; provided, however, that if such default is curable but such cure cannot be accomplished with due diligence within such period of time and if, in addition Lessee commences to cure such default within thirty (30) days after Notice thereof from Lessor and thereafter prosecutes the curing of such default with all due diligence, such period of time shall be extended to such period of time (not to exceed one hundred twenty
          (120) days in the aggregate, subject to Unavoidable Delay) as may be necessary to cure such default; provided further that the extension of the cure period beyond thirty (30) days shall not apply to a breach by Lessee of a covenant under Section 10.3;

                 (f) Lessee is generally not paying its debts as they become due, or Lessee makes a general assignment for the benefit of creditors;

                 (g) any petition is filed by or against Lessee under the federal bankruptcy laws, or any other proceeding is instituted by or against Lessee seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Lessee or for any substantial part of the property of Lessee, and, in the case of any involuntary petition filed or proceeding instituted against Lessee, such proceeding is dismissed within sixty (60) days after institution thereof, or Lessee takes any action to authorize or effect any of the actions set forth above in this subparagraph;

                 (h) Lessee causes or institutes any proceeding for its dissolution or termination;

                 (i) the occurrence of any "Event of Default" as that term is defined in the Hotel Lease;

                 (j) Lessee defaults under the terms of any other Transactional Documents beyond the expiration of any applicable notice and cure periods;

                 (k) at any time there shall occur under (A) any lease between Lessee and a party other than Lessor as lessor (except for the Hotel Lease) or (B) under any lease wholly or partially guaranteed by Lessee (except for the Hotel Lease), the exercise by the lessor of its possessory remedies or commencement of legal proceedings by the lessor for default under the lease; provided that the aggregate future payments remaining to be made or guaranteed by Lessee exceed One Hundred Thousand Dollars ($_______); or

                 (l) any obligation of Lessee in respect of any Indebtedness in a principal amount in excess of Five Hundred Thousand Dollars ($_______), for money borrowed or for the deferred purchase price of any material property or services, is declared to be, or as a result of acceleration becomes, due and payable prior to the stated maturity thereof.

Upon the occurrence of any Event of Default and at any time thereafter so long as the same is continuing, Lessor may, at its option, declare that this Lease is in default (provided that upon the occurrence of an Event of Default specified in subparagraph (g), this Lease shall automatically be deemed in default). At any time after this Lease has been declared in default (or deemed to be in default), Lessor may exercise one or more of the following remedies, to the extent not then prohibited by law, as Lessor in its sole discretion may elect:

                     (I) to proceed by appropriate court action or actions at law or in equity or in bankruptcy to enforce performance by Lessee of the covenants and terms of this Lease and/or to recover damages for the breach thereof;

                     (II) to terminate or cancel this Lease upon written notice to Lessee whereupon all rights of Lessee to use the Equipment shall immediately terminate, but Lessee shall not be relieved of any obligations under this Lease;

                     (III) whether or not this Lease be so terminated or canceled, and without notice to Lessee, to repossess and/or to render inoperable the Equipment wherever found, with or without legal process, and for this purpose Lessor and/or its agents may enter upon any premises of or under the control or jurisdiction of Lessee or any agent of Lessee without liability for suit, action or other proceeding by Lessee and remove the Equipment therefrom; Lessee hereby expressly waives any claims for damages occasioned by such repossession; LESSEE HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS, INCLUDING RIGHTS TO NOTICE OR A JUDICIAL HEARING, WITH RESPECT TO REPOSSESSION OF THE EQUIPMENT AFTER AN EVENT OF DEFAULT;

                     (IV) to hold or to use any Equipment returned to Lessor or repossessed by Lessor for any purpose whatsoever, to sell any Equipment at a private or public, cash or credit sale, to re-lease any Equipment, in all the foregoing events free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction;

                     (V) whether or not Lessor shall have exercised, or shall hereafter at any time exercise, any of its other rights with respect to an Item, upon written notice to Lessee, to demand that Lessee pay to Lessor, and Lessee shall pay to Lessor on the date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent for such Equipment that prior to the Event of Default was to have been paid on Payment Dates subsequent to the date specified in such notice), the sum equal to the excess, if any, of (i) the Stipulated Loss Value for such Item computed as of the latest Payment Date when all Basic Rent and Additional Rent then due and payable was fully paid, over (ii) whichever of the following three amounts Lessor, in its sole discretion, shall designate in such notice:

                           (A) the present value of the fair market rental value (determined as hereafter provided in this Section) of such Item for the remainder of the Lease Term as of the date specified in such notice, the present value to be computed on the basis of a six percent (6%) per annum rate of discount from the respective dates upon which such Rent would be paid;

                           (B) the fair market sales value (determined as hereafter provided in this Section) of such Item as of the date specified in such notice; or

                           (C) if Lessor shall have sold or re-leased any Item pursuant to clause (IV) above, the net proceeds of such sale or re-lease,

          plus interest at the Default Interest Rate (a) on such sum from the date so specified by Lessor until paid and (b) on whichever of such three amounts is so designated by Lessor from such date until whichever one of the following shall be applicable to the designated amount: the time when the fair market rental or sales value shall have been so determined or the time when the Equipment shall have been sold or released; and

                     (VI) to forthwith recover from Lessee, and Lessee shall be fully liable for, all Basic Rent that shall accrue until the date that the Equipment is returned to or repossessed by Lessor and any Additional Rent including collection fees, whenever accrued, and interest at the Default Interest Rate from the date due.

In addition to the foregoing, Lessor may also recover from Lessee all costs and expenses arising out of Lessee's default, including, without limitation, expenses of repossession of the Equipment and the storage, inspection, repair, reconditioning, sale and re-leasing thereof, and reasonable attorney's fees incurred by Lessor in exercising any of its rights or remedies hereunder. For the purposes of this Article only, "fair market rental value" and "fair market sales value" shall be determined by an appraisal of an independent appraiser chosen by Lessor, and the cost of any such appraisal shall be borne by Lessee. No remedy referred to in this Article is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity or bankruptcy. Lessor shall have no duty to pay Lessee any surplus from sale or lease of the Equipment, or in the fair market rental or sales value of the Equipment, above all amounts payable by Lessee to Lessor. The exercise by Lessor of any one or more remedies shall not be deemed to preclude the simultaneous or later exercise by Lessor of any or all such previously exercised remedies and any and all other remedies.

                                   ARTICLE 19
                       ASSIGNMENT AND TRANSFER BY LESSOR

          19.1  Assignment by Lessor.  Lessor may at any time and from time to
                --------------------
time assign to one or more security assignees (all herein called the "Secured Party" and also called an "Assignee") for the purpose of securing a loan to Lessor or for any other purpose, and at its sole discretion, may also sell or transfer to one or more Persons (herein called the "Transferee" and also called an "Assignee"), in any case subject to the rights of Lessee under this Lease but without notice to or consent of Lessee, this Lease, any other Transactional Documents, any or all of the Equipment, and all sums at any time due and to become due or at any time owing or payable by Lessee to Lessor under this Lease or pursuant to any or all of the Transaction Documents. The Secured Party shall not be obligated to perform any duty, covenant or condition required to be performed by Lessor under this Lease or any other Transactional Documents unless and until it shall become the Transferee and pursuant to Section 19.2 shall have assumed the obligations of Lessor.

          19.2  Lessor to Remain Liable.  Lessee agrees that notwithstanding any
                -----------------------
assignment to a Secured Party or a Transferee, each and every covenant, agreement, representation and warranty of Lessor under this Lease shall be and remain the sole liability of Lessor and of every successor in interest of Lessor (excluding any Secured Party). In the case of assignment to a Transferee, if Lessee has provided its prior written consent to the assignment and assumption by Transferee (which consent may not be unreasonably withheld), then the Transferee shall assume all of Lessor's obligations pursuant to this Lease and any other Transactional Documents so assigned, and Lessor shall be released therefrom.

          19.3  Rights of Secured Parties; Certificates.  Lessee further
                ---------------------------------------
acknowledges and agrees that from and after the receipt by Lessee of written notice from Lessor of an assignment by Lessor, Lessee shall comply with the directions or demands given in writing by the Secured Party or (to the extent not inconsistent with the directions or demands of the Secured Party) by the Transferee, and the Secured Party or Transferee shall have the right to exercise (either in its own name or in the name of Lessor) all rights, privileges, and remedies of Lessor provided for herein. Lessee agrees that any obligation to a Secured Party as a result of the assignment of this Lease to a Secured Party as aforesaid shall not be reduced or minimized by reason of any claim, defense, counterclaim, set-off, abatement, reduction or recoupment or other right that Lessee might otherwise have been able to assert against Lessor, any prior Assignee or any Transferee. After any assignment to a Secured Party of which Lessee has received Notice and unless and until Lessee is otherwise notified by the Secured Party, this Lease may not be amended or modified, and no consent or waiver hereunder shall be effective, without the prior written consent of the Secured Party. Lessee agrees to execute and Lessor or any Transferee or Secured Party may record any instruments and documents relating to such assignment, mortgage or security interest desired by Lessor or any Transferee or Secured Party.

                                   ARTICLE 20
                         RECORDING AND FILING; EXPENSES

          Lessee will, upon demand of Lessor, at Lessee's cost and expense, do and perform any other act and will execute, acknowledge, deliver, file, register, record and deposit (and will re-file, re-register, re-record or re-deposit whenever required) any and all instruments required by law or requested by Lessor (or any Assignee) including, without limitation, financing statements under the Uniform Commercial Code (which, notwithstanding the intent of Lessor and Lessee that this is a "finance lease" as such term is defined in Article 2A of the Uniform Commercial Code, Lessor shall have the right to file wherever and whenever Lessor requires), for the purpose of providing proper protection to the satisfaction of Lessor (and/or any Assignee) of Lessor's title to any Equipment (and/or of any Assignee's security interest in the Equipment) or for the purpose of carrying out the intention of this Lease.

                                   ARTICLE 21
                                OPTION TO RENEW

          21.1  Option to Renew.  Upon the expiration of the Base Term provided
                ---------------
for under any Rental Schedule, and provided that no Default or Event of Default has occurred and is continuing, Lessee shall have the option, exercisable on at least one hundred twenty (120) days prior written notice to Lessor, to renew this Lease with respect to all, but not less than all (except for Items that have been destroyed and for which Lessor has received payment of the Stipulated Loss Value with respect thereto) of the Items then subject to such Rental Schedule, for up to [TWO (2)] successive additional renewal terms (each a "Renewal Term") consisting of thirteen (13) Accounting Periods each at a rate of Basic Rent for each Renewal Term equal to the rate that would be obtained in an arm's-length transaction at the end of the Base Term between an informed and willing prospective lessee and an informed and willing lessor, each under no compulsion to lease (said rate being herein called the "Fair Rental Rate").

          21.2  Disagreements as to Fair Rental Rate.  If, on or before a date
                ------------------------------------
ninety (90) days prior to the expiration of the Base Term or any Renewal Term with respect to such Rental Schedule, Lessor and Lessee are unable to agree upon a determination of the Fair Rental Rate of the Equipment, Lessee shall have no obligation to renew this Lease and shall either give the notice required by
Section 15.6 of this Master Agreement or a written notice that the Lessee wishes to proceed with its renewal option. If Lessee gives such notice that it will proceed with its renewal option, such Equipment shall be leased during the Renewal Term at the Fair Rental Rate determined in accordance with the procedure for Appraisal.

                                   ARTICLE 22
                                QUIET ENJOYMENT

          So long as no Event of Default has occurred and is continuing hereunder, Lessor will not, nor will Lessor permit another Person (including any Assignee [but excluding any Superior Mortgagee]) claiming by, through or under Lessor, to interfere with Lessee's continued peaceful and quiet possession, use and enjoyment of the Equipment during the Lease Term.

                                   ARTICLE 23
         FAILURE OR INDULGENCE NOT WAIVER; ADDITIONAL RIGHTS OF LESSOR

          23.1  Failure or Indulgence Not Waiver.  No failure to exercise, and
                --------------------------------
no delay in exercising, any right, power or remedy hereunder on the part of Lessor shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, to be effective, must be in writing. A waiver of any covenant, term or condition contained herein shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. Receipt by Lessor of any Basic Rent or Additional Rent with knowledge of the breach of any provision hereof shall not constitute a waiver of such breach.

          23.2  Additional Rights of Lessor.  Lessor shall be entitled to
                ---------------------------
injunctive relief in case of the violation or attempted or threatened violation of any of the provisions hereof, to a decree compelling performance of any of the provisions hereof, and to any other remedy allowed at law or in equity.

                                   ARTICLE 24
                           NO SUBLEASE OR ASSIGNMENT

          Lessee shall not sublease the Equipment, relinquish possession of the Equipment, or assign, pledge or hypothecate this Lease or any of Lessee's rights or obligations hereunder, in whole or in part, without the prior written consent of Lessor, and any such attempted relinquishment of possession, assignment, pledge or hypothecation by Lessee without such consent shall be null and void. Notwithstanding the foregoing, Lessee shall have the right, without the need for consent of Lessor, to assign its rights in this Lease and any other Transaction Documents (i) to an assignee of Lessee's rights under the Hotel Lease, (ii) to a purchaser or new lessee of the Hotel, (iii) to HMC Owner (with HMC Owner having the right to assign its interest to any Facility Mortgagee) or (iv) to Facility Mortgagee upon a Repossession Event, provided that in the case of (i) or (ii), the assignee, purchaser or lessee meets the financial suitability standards for assignment of the Management Agreement.

                                   ARTICLE 25
                                PURCHASE OPTIONS

          25.1  Early Termination Purchase Option.  If (i) no Default or Event
                ---------------------------------
of Default has occurred and is continuing, Lessee, at its option, upon written notice to Lessor, as hereinafter provided, shall have the right at any time after the [4TH] Payment Date therefor, to terminate this Lease as to all, but not less than all, Items then subject to a Rental Schedule, such termination to be effective on the Payment Date specified in such notice (the "Termination Date"). If Lessee elects to terminate this Lease pursuant to this Section 25.1, Lessee shall be obligated to purchase or cause any third party to purchase such Items on the Termination Date for an amount, with respect to each such Item, payable in immediately available funds, equal to (i) the greater of the applicable Stipulated Loss Value for such Item on the Termination Date or Fair Market Value of such Item on the Termination Date, determined in accordance with
Section 25.3 hereof, plus (ii) any applicable sales, excise or other taxes imposed as a result of such sale (other than Income Taxes attributable to such sale). Upon payment in full of the amounts payable pursuant to this Section 25.1, and of all other unpaid Rent then due hereunder, Lessor will transfer to Lessee, on an "as-is," "where-is" basis, without recourse or warranty (except as to the absence of Lessor Liens), all of Lessor's right, title and interest in and to such Item[; provided, however, that any Item sold shall remain encumbered
                   --------  -------
by and shall be acquired subject to the Facility Mortgagee Lien]. If Lessee intends to exercise said early termination option, Lessee shall give written notice to Lessor to such effect at least one hundred twenty (120) days prior to the proposed Termination Date. If Lessee gives such written notice, Lessee shall be obligated to buy, and Lessor shall be obligated to sell, such Equipment on the terms herein provided.

          25.2  Purchase Option at End of Lease Term.  If (i) no Default or
                ------------------------------------
Event of Default has occurred and is continuing, and (ii) this Lease shall not have been earlier terminated, Lessee shall be entitled, at its option, upon written notice to Lessor, as hereinafter provided, to purchase all, but not less than all, Items then subject to a Rental Schedule, at the expiration of the Base Term for such Items or, as the case may be, at the expiration of any Renewal Term for such Items, for an amount, with respect to each such Item, payable in immediately available funds, equal to (i) the Fair Market Value thereof as determined pursuant to Section 25.3 hereof, plus (ii) any applicable sales, excise or other taxes imposed as a result of such sale (other than Income Taxes attributable to such sale). Upon payment in full of the amounts payable pursuant to this Section 25.2, and of all other unpaid Rent then due hereunder, Lessor will transfer to Lessee, on an "as-is," "where-is" basis, without recourse or warranty (except as to the absence of Lessor Liens), all of Lessor's right, title and interest in and to such Item[; provided, however, that any Item sold shall remain encumbered by and shall be acquired subject to the Facility Mortgagee Lien]. If Lessee intends to exercise said purchase option, Lessee shall give written notice to Lessor to such effect at least one hundred twenty (120) days prior to the expiration of the Base Term of the Item(s) subject to the particular Rental Schedule with respect to which Lessee intends to exercise its purchase option, or, if a Renewal Term is then in effect, at least one hundred twenty (120) days prior to the expiration of the then current Renewal Term of the Item(s) subject to the particular Rental Schedule with respect to which Lessee intends to exercise its purchase option. If Lessee fails to give such written notice to Lessor as aforesaid, it shall be conclusively presumed that Lessee has elected not to exercise such purchase option. If Lessee gives such written notice, Lessee shall be obligated to buy, and Lessor shall be obligated to sell, such Equipment on the terms herein provided.

          25.3  Determination of Fair Market Value.  If Lessee has elected to
                ----------------------------------
exercise a purchase option, as provided in this Section, as soon as practicable following Lessor's receipt of the written notice from Lessee of Lessee's intent to exercise such option, Lessor and Lessee shall consult for the purpose of determining the Fair Market Value of each such Item as of the applicable date for purchase, and any values agreed upon in writing shall constitute the Fair Market Value of each such Item for the purposes of this Article. In so consulting, Lessor and Lessee may refer to books containing indexes of standard values for used equipment of relevant type and age and to the records of Lessee and similar users which tabulate the history of revenues and various other economic benefits derived from the use of the Equipment. If Lessor and Lessee have failed to agree upon such value prior to the 60th day before the expiration of the Base Term, or, if this Lease has been renewed, prior to the 60th day before the applicable date for purchase, either party may request that such value be determined by Appraisal.

          25.4  Effect of Election of Purchase Option.  Notwithstanding any
                -------------------------------------
election by Lessee to purchase, the provisions of this Lease shall continue in full force and effect until the transfer of ownership of such Equipment upon the date of purchase by the delivery of a Bill of Sale by Lessor.

                                   ARTICLE 26
                                 MISCELLANEOUS

          26.1  Notices.  (a) Any and all notices, demands, consents, approvals,
                -------
offers, elections and other communications required or permitted under this Lease shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with computer generated acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

          (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Lease upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Lease a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

          (c) All such notices shall be addressed:

              if to Lessee to:
                         Crestline Capital Corporation
                         10400 Fernwood Road
                         Bethesda, MD 20817
                         Attention: General Counsel

              with a copy to:

                         Crestline Capital Corporation
                         10400 Fernwood Road
                         Bethesda, MD 20817
                         Attention: Corporate Controller

              If to Lessor to:

                         [NON-CONTROLLED SUBSIDIARY]
                         10400 Fernwood Road
                         Bethesda, MD 20817
                         Attention: Law Department

              with a copy to:

                         [NON-CONTROLLED SUBSIDIARY]
                         10400 Fernwood Road
                         Bethesda, MD 20817
                         Attention: Treasury Department

          (d) By notice given as herein provided, the parties hereto and their respective successor and assigns shall have the right from time to time and at any time during the Lease Term to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

          26.2  Entire Agreement.  This Lease constitutes the complete and
                ----------------
exclusive statement of the terms of the agreement between the parties with respect to the leasing of the Equipment and any sale of the Equipment by Lessor to Lessee.

          26.3  Severability.  Any article, clause, sentence, paragraph, section
                ------------
or provision of this Lease held by a court of competent jurisdiction to be invalid, illegal or ineffective shall not impair, invalidate or nullify the remainder of this Lease, but rather the effect thereof shall be confined to the article, clause, sentence, paragraph, section or provision so held to be invalid, illegal or ineffective, and this Lease shall be construed as if such invalid, illegal or ineffective provisions had never been contained herein.

          26.4  Construction.  Anything contained in this Lease to the contrary
                ------------
notwithstanding, all claims against, and liabilities of, Lessor or Lessee arising prior to any date of termination or expiration of this Lease shall survive such termination or expiration. In no event shall either party be liable for any consequential or punitive damages as the result of a breach of this Lease by such other party. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party to be charged. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Each term or provision of this Lease to be performed by Lessor or Lessee shall be construed as an independent covenant and condition. Time is of the essence with respect to the exercise of any rights of, and performance of any obligations by, Lessor or Lessee under this Lease.

          26.5  Counterparts; Headings.  This Lease may be executed in two or
                ----------------------
more counterparts, each of which shall constitute an original, but which, when taken together, shall constitute but one instrument and shall become effective as of the date hereof when copies hereof, which, when taken together, bear the signatures of each of the parties hereto shall have been signed. Headings in this Lease are for purposes of reference only and shall not limit or affect the meaning of the provisions hereof.

          26.6  Waiver of Jury.  Lessor and Lessee waive any and all right to
                --------------
trial by jury in any action or proceeding relating in any way to this Lease.

          26.7  Governing Law; Jurisdiction.  (a) This Lease shall be
                ---------------------------
interpreted, construed, applied and enforced in accordance with the laws of the State of Maryland applicable to contracts between residents of Maryland and the laws of the State of Maryland shall apply to the perfection and priority of liens upon and the disposition of and disposition with respect to the Equipment and in any case regardless of (i) where this Lease is executed or delivered; or
(ii) where any payment or other performance required by this Lease is made or required to be made; or (iii) where any breach of any provision of this Lease occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than the State of Maryland; or (vii) any combination of the foregoing.

                (b) To the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Lease may be brought and prosecuted in such court or courts located in the State of Maryland as is provided by law; and the parties consent to the jurisdiction of said court or courts located in the State of Maryland and to service of process by certified mail, return receipt requested, or by any other manner provided by law.

          26.8  No Broker.  Each party hereby represents and warrants to the
                ---------
other that it has not engaged, dealt with or otherwise discussed this transaction with any broker, agent or finder. Each party agrees to indemnify and hold the other harmless from and against any claim arising out of a breach of the foregoing agreement and representation and warranty.

          26.9  Legal Fees and Costs of Litigation.  In the event either party
                ----------------------------------
to this Lease commences legal action of any kind to enforce the terms and conditions of this Lease, the prevailing party in such litigation will be entitled to collect from the other party all costs, expenses and attorneys' fees incurred in connection with such action.

          26.10 Lessor's Right to Perform for Lessee.  If Lessee fails to duly
                ------------------------------------
and promptly perform any of its obligations under this Lease or fails to comply with any of the covenants or agreements contained herein, after applicable Notice and cure periods in Article 18 (except in the case of an emergency which in the reasonable judgment of Lessor requires sooner action on the part of Lessor, in which case such Notice and cure periods shall not apply), Lessor may itself perform such obligations or comply with such covenants or agreements, for the account of Lessee, without thereby waiving any default, and any amount paid or expense (including, without limitation, reasonable attorney's fees) reasonably incurred by Lessor in connection with such performance or compliance shall, together with interest thereon at the Default Interest Rate, be payable by Lessee to Lessor on demand.

          26.11  Binding Effect.  This Lease shall inure to the benefit of and
                 --------------
be binding upon the parties hereto and their respective permitted successors and assigns.

          26.12  Counterparts.  The single executed original of a Rental
                 ------------
Schedule marked "Original" shall be the "Original" and all other counterparts thereof shall be marked and be "Copies." To the extent, if any, that a Rental Schedule constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in such Rental Schedule may be created through the transfer or possession of any counterpart other than the counterpart marked "Original."

          26.13  Change in Accounting Period.  In the event of a change in the
                 ---------------------------
Accounting Period during the Lease Term which results in payment dates (and/or number of payments) different from the payment dates (and/or number of payments) reflected on the Rental Schedule to this Lease, the amount of subsequent installments of Basic Rent and the Stipulated Loss Value tables shall be appropriately adjusted in a fair and equitable manner. In the absence of agreement between Lessor and Lessee on the appropriate adjustments, the matter may be submitted by either party for determination by an outside independent valuation expert, acceptable to both Lessor and Lessee, who in the absence of agreement between Lessor and Lessee shall be the independent valuation expert most recently used to determine the "Market Leasing Factor" under the Hotel Lease. Such expert shall be instructed to render its determination as soon as reasonably practicable, but in no event later than sixty (60) days after referral of the matter. The determination of the valuation expert shall be final and binding upon the parties and shall not be subject to judicial review. Lessor and Lessee will share equally the fees and expenses of the independent valuation expert.

                                   ARTICLE 27
                                  DEFINITIONS

          For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article shall have the meanings assigned to them in this Article and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP; (iii) all references in this Lease to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease and (iv) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision.

          "ACCOUNTING PERIOD" shall mean (i) for so long as the Management Agreement is in effect each of the four (4) week accounting periods that are used in

Manager's accounting system, except that an Accounting Period may occasionally contain five (5) weeks when necessary to conform Manager's accounting system to the calendar and (ii) during any period when the Management Agreement is not in effect, each calendar month.

          "ADDITIONAL RENT" shall have the meaning given to such term in
Section 5.2.

          "APPRAISAL" shall mean the following procedure whereby recognized independent qualified equipment appraisers shall mutually agree upon the amount in question. The party seeking Appraisal shall deliver a written notice to that effect to the other party appointing its appraiser, and within ten (10) days after receipt of such notice, the other party shall, by written notice, appoint its appraiser. If within ten (10) days after appointment of the two appraisers as described above, the two appraisers are unable to agree upon the amount in question, a third appraiser shall be chosen within five (5) days thereafter by mutual agreement of the first two appraisers, or if the first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by an authorized representative of the American Arbitration Association. The appraisal of the third appraiser shall be given within a period of ten (10) days after the selection of the third appraiser. The average of the three appraisals arrived at by the three appraisers shall be binding and conclusive on Lessor and Lessee. Lessor and Lessee each shall pay the fees of the appraiser appointed by it and shall share equally the fees and expenses of the third appraiser, if any, and those of the American Arbitration Association, if applicable.

          "ASSIGNEE" shall have the meaning given to such term in Section 19.1.

          "BASE TERM" shall have the meaning given to such term in Article 4.

          "BASIC RENT" with respect to an Item shall mean the Basic Rent as provided by the applicable Rental Schedule.

          "BILL OF SALE" shall have the meaning given to such term in
Section 25.4.

          "BUSINESS DAY" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in the State of Maryland are authorized by law or executive action to close.

          "CASUALTY OCCURRENCE" shall have the meaning given to such term in
Section 12.3.

          "CCC" shall mean Crestline Capital Corporation, a Maryland corporation.

          "CLAIM" shall have the meaning given to such term in Section 9.1.

          "DEFAULT" shall mean any event, act or condition that with the giving of notice or lapse of time, or both, would constitute an Event of Default.

          "DEFAULT INTEREST RATE" shall mean, on any date, a per annum rate of interest equal to the lesser of (i) the prime rate as published in the Wall Street Journal from time to time plus two (2) percentage points and (ii) the maximum rate then permitted under applicable law.

          "EQUIPMENT" shall have the meaning given to such term in Article 1.

          "EVENT(S) OF DEFAULT" shall have the meaning given to such term in
Article 18.

          "FACILITY MORTGAGE" shall mean, with respect to the Hotel, any Lien placed or permitted to exist by HMC Owner on the Hotel in accordance with
Article 20 of the Hotel Lease.

          "FACILITY MORTGAGEE" shall mean the holder of a Facility Mortgage.

          "FACILITY MORTGAGEE LIEN" shall mean, with respect to any of the Equipment, any Lien placed or permitted to exist by HMC Owner on such Equipment to secure the performance of HMC Owner's obligations under or secured by the Facility Mortgage.

          "FAIR MARKET VALUE" shall mean, with respect to the equipment in question, the amount which would be paid for that Equipment in an arm's-length sale transaction between an informed and willing buyer (not a used equipment or scrap dealer) who wants the Equipment to be as described in the next following sentence and is under no compulsion to buy, and an informed and willing seller under no compulsion to sell. In determining the Fair Market Value, it shall be assumed (whether or not the same be true) that the Equipment is fully operational, installed and in economically productive service and that all maintenance and repairs including upgrades, replacements and other services required by this Lease have been performed and that the Equipment is in such condition to comply fully with the requirements of this Lease, including provisions of this Master Agreement governing the return of Equipment. The costs of removal from the location of current use and installation at another location for use shall not be a deduction in determining the Fair Market Value.

          "FAIR RENTAL RATE"  shall have the meaning given to such term in
Section 21.1.

          "GAAP" shall mean generally accepted accounting principles consistently applied.

          "HMC OWNER" shall mean [________________________].

          "HOST O.P." shall mean Host Marriott, L.P., a Delaware limited partnership and the operating partnership of Host REIT.

          "HOST REIT" shall mean Host Marriott Corporation, a Maryland corporation, or its successors or assigns.

          "HOTEL" shall mean "Leased Property" as defined in the Hotel Lease.

          "HOTEL LEASE" shall mean that certain Lease Agreement dated as of ___________, 199___, by and between [HMC OWNER] and [LESSEE], as the same may be amended, modified, supplemented or restated from time to time.

          "HOTEL OWNER AGREEMENT" shall mean that certain Hotel Owner Agreement dated as of ____________, 199__, by and between [LESSOR] and [HMC OWNER] as the same may be amended, modified, supplemented or restated from time to time.

          "INCOME TAXES" shall have the meaning given such term in Section 8.1.

          "INDEBTEDNESS" shall mean all obligations, contingent or otherwise, which in accordance with GAAP should be reflected on the obligor's balance sheet as debt excluding trade payables.

          "INDEMNIFIED PERSON" shall have the meaning given to such term in
Section 9.1.

          "ITEM" shall have the meaning given to such term in Article 1.

          "LEASE" shall have the meaning given to such term in Article 1.

          "LEASE COMMENCEMENT DATE" with respect to an item of Equipment shall mean the date of commencement of the Lease Term of the item as provided by the applicable Rental Schedule.

          "LEASE FACTOR" with respect to an item of Equipment shall mean the Lease factor of the Equipment as provided by the applicable Rental Schedule.

          "LEASE TERM" with respect to an item of the Equipment shall mean the Base Term plus any and all Renewal Terms plus any period during which Lessee retains the Equipment on an Accounting Period-to-Accounting Period basis pursuant to provisions of this Master Agreement governing the return of the Equipment. The Lease Term shall include the Lease Commencement Date and the date on which the Lease Term ends.

          "LESSEE" shall have the meaning given to such term in the Recitals.

          "LESSOR" shall have the meaning given to such term in the Recitals.

          "LESSOR LIENS" means any Lien or disposition of title affecting the Equipment arising as a result of: (i) claims against Lessor not related to the transactions contemplated by this Lease; (ii) any act or omission of Lessor which is either not related to the transactions contemplated by or is expressly prohibited under this Lease; (iii) claims against Lessor with respect to Taxes against which Lessee is not required to indemnify Lessor hereunder; (iv) claims against Lessor with respect to any loss, damage, or claim against which Lessee is not required to indemnify Lessor pursuant to this Lease; or (v) claims against Lessor arising out of any transfer by Lessor of all or any portion of its interest in the Equipment other than the transfer of the Equipment pursuant to Sections 12.4, and 16.3 and Articles 18, 19 and 25 hereof. Notwithstanding anything to the contrary herein contained, any Lien which is attributable solely to Lessor and would otherwise constitute a Lessor Lien hereunder shall not constitute a Lessor Lien hereunder so long as: (1) the existence of such Lien poses no material risk of seizure of the Equipment; (2) the existence of such Lien does not interfere in any way with the possession, use or operation of the Equipment by Lessee as permitted hereunder; and (3) Lessor is diligently contesting such Lien.

          "LIEN" shall mean any mortgage, security interest, pledge, collateral assignment, or other encumbrance, lien or charge of any kind (including, without limitation, any easements, covenants, conditions and restrictions), or any transfer of any property or assets for the purpose of subjecting the same to an encumbrance, lien or charge securing the payment of Indebtedness or performance of any other obligation in priority to payment of any Person's general creditors.

          "MANAGEMENT AGREEMENT" shall mean the Management Agreement dated
, 19 , by and between [HMC OWNER] and [MANAGER], as subsequently modified and amended pursuant to that certain Consent, Assignment and Assumption and Amendment of Management Agreement, dated as of the date of the Hotel Lease, by and among HMC Owner, Lessee and

Manager, together with all future modifications and amendments thereto and replacements thereof.

          "MANAGER" shall mean [____________________], and any successor manager from time to time under the Management Agreement.

          "MANUFACTURER" shall mean the Person that manufactures the item of the Equipment in question.

          "MASTER AGREEMENT" shall mean this Master FF&E Lease Agreement.

          "NOTICE" shall mean notice given in accordance with Section 26.1.

          "NS MULTIPARTY AGREEMENT" shall mean that certain NS Multiparty Agreement dated as of _____________, 199__, by and between [LESSOR,] [HMC OWNER,] [HOST O.P.] and [FACILITY MORTGAGEE], as the same may be amended, modified, supplemented, restated or replaced from time to time.

          "PAYMENT DATES" shall have the meaning given to such term in Section 5.1.

          "PERMITTED LIENS" shall mean (i) Lessor Liens and (ii) any Facility Mortgagee Liens.

          "PERSON" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an estate, any incorporated organization or similar association, a government or political subdivision, or any other entity.

          "RENEWAL TERM" shall have the meaning given to such term in Section 21.1.

          "RENT" shall mean Basic Rent plus Additional Rent.

          "RENTAL SCHEDULE" shall mean each schedule, executed by Lessor and Lessee pursuant to this Master Agreement, providing for a description of some or all of the Equipment to be leased hereunder, the place or places where such Equipment shall be located, its acquisition cost, the Basic Rent payable by Lessee with respect thereto, the Base Term thereof, the Lease Commencement Date with respect thereto, and such other matters as Lessor and Lessee may agree upon.

          "REPOSSESSION EVENT" shall have the meaning given to such term in
Section 10.6.

          "SECURED PARTY" shall have the meaning given to such term in Section 19.1.

          "STIPULATED LOSS VALUE" shall mean the amounts specified in the Table of Stipulated Loss Values applicable to the items of the Equipment subject to a Rental Schedule, as provided by the Schedule B attached to the Rental Schedule. Except as otherwise provided in a writing signed by Lessor and Lessee, the Stipulated Loss Value immediately prior to the end of the Base Term for any items of the Equipment shall be the Stipulated Loss Value throughout any Renewal Term(s) for such items, and thereafter until such items are returned to Lessor pursuant to the provisions of this Lease or purchased by Lessee pursuant to any then applicable purchase option provisions of this Lease.

          "SUPERIOR LIEN" shall have the meaning given to such term in Section 10.6.

          "SUPERIOR MORTGAGEE" shall have the meaning given to such term in
Section 10.6.

          "TAXES" shall have the meaning given to such term in Article 8.

          "TRANSACTIONAL DOCUMENTS" shall have the meaning given to such term in
Article 6.

          "TRANSFEREE" shall have the meaning given to such term in Section
19.1.

          "UNAVOIDABLE DELAY" shall mean delay due to strikes, acts of God, force majeure, governmental restrictions or actions (including the revocation or refusal to grant Licenses (as defined in the Hotel Lease), or permits, where such revocation or refusal is not due to the fault of the party whose performance is excused by reason of such Unavoidable Delay), enemy action, civil commotion, fire, unavoidable Casualty, condemnation or other comparable causes beyond the reasonable control of Lessor or Lessee; provided, however, that lack of funds shall not be deemed a cause beyond the reasonable control of a party, unless such lack of funds is caused by the breach of the other party's obligations under this Lease.

          IN WITNESS WHEREOF, the duly authorized representatives of Lessor and Lessee have executed this Master Agreement as of the date first above written.


LESSOR:                                 LESSEE:

[NON-CONTROLLED SUBSIDIARY]             [___________________________]

By:                                     By:
   -----------------------------            -----------------------------
Title:                                  Title:
      --------------------------              --------------------------

                            FORM OF RENTAL SCHEDULE
                            -----------------------

                          SCHEDULE NO. ______________
              DATED THIS _______________ DAY OF ___________ 199_
           TO MASTER FF&E LEASE AGREEMENT DATED ______________, 199_


This Rental Schedule is executed pursuant to, and incorporates by reference the terms and conditions of, and capitalized terms not defined herein shall have the meanings assigned to them in, the Master FF&E Lease Agreement identified above (the "Master Agreement"; said Master Agreement and this Rental Schedule being collectively referred to as the "Lease").

Description of Equipment:              See attached Schedule A
------------------------

Location of Equipment:
---------------------

Lease Commencement Date:
-----------------------

Lessor's Cost:
-------------

Lease Factor:
------------

Base Term:
---------

Renewal Term:
------------

Basic Rent:
----------

Payment Dates:
-------------

Payment Location:
----------------

          IN WITNESS WHEREOF, the duly authorized representatives of Lessor and Lessee have executed this Rental Schedule as of the date first above written.


LESSOR:                                 LESSEE:

[NON-CONTROLLED SUBSIDIARY]             [________________________]

By:                                     By:
   -----------------------------            -----------------------------
Title:                                  Title:
      --------------------------              --------------------------

                                  ATTACHMENT A
                                  ------------

                            Description of Equipment
                            ------------------------

                                  Attachment B
                                  ------------

                                  ATTACHMENT C
                                  ------------

                        Table of Stipulated Loss Values
                        -------------------------------